UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 14, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on February 19, 2008, the Compensation Committee of the HEI Board of Directors recommended the award of a discretionary bonus of $100,000 to T. Michael May, HECO President and Chief Executive Officer. On March 14, 2008, the HECO Board of Directors approved the award to Mr. May for the utility’s success in meeting project milestones that set the groundwork for improved performance in operational areas such as regulatory affairs, demand-side management and distributed and central unit generation. The cost of this award will not be included in determining electric rates.

Item 8.01	Other Events.

Collective bargaining agreements. The following is an update to the discussion in Note 3 of HEI’s “Notes to Consolidated Financial Statements” under “Collective bargaining agreements,” which is incorporated herein by reference to page 79 of HEI Exhibit 13 to HEI’s and HECO’s Form 8-K dated February 21, 2008.

On March 1, 2008, members of the International Brotherhood of Electrical Workers, AFL-CIO, Local 1260, Unit 8, ratified new collective bargaining and benefit agreements with HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited. The new agreements cover a three-year term, from November 1, 2007 to October 31, 2010, and provide for non-compounded wage increases of 3.5% effective November 1, 2007, 4% effective January 1, 2009 and 4.5% effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Curtis Y. Harada	/s/ Tayne S. Y. Sekimura
Curtis Y. Harada Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer	Tayne S. Y. Sekimura Senior Vice President, Finance and Administration
(Principal Financial Officer of HEI) Date: March 20, 2008	(Principal Financial Officer of HECO) Date: March 20, 2008

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